                                                                     EXHIBIT 4.2


                          FIRST SUPPLEMENTAL INDENTURE

         This First Supplemental Indenture (this "Supplemental Indenture"), dated as of April 2, 2004, among Renal Care Group, Inc., a Delaware corporation (the "Surviving Entity"), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., successor in interest to Wells Fargo Bank Minnesota, N.A., as trustee, under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, National Nephrology Associates, Inc., a Delaware corporation (the "Company"), has heretofore executed, and delivered to the Trustee an indenture (the "Indenture"), dated as of October 22, 2003 providing for the issuance of the Company's 9% Senior Subordinated Notes due 2011 (the "Notes");

         WHEREAS, as of April 2, 2004, the Company merged with and into the Surviving Entity through the following related transactions (collectively, the "Merger"): (1) the merger of Titan Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Surviving Entity, with and into the Company, with the Company as the surviving corporation of the merger, and
(2) the merger of the Company with and into the Surviving Company, with the Surviving Company as the surviving corporation of the merger;

         WHEREAS, in accordance with Section 5.01 of the Indenture, the Surviving Entity desires to execute this Supplemental Indenture in order to evidence the Surviving Entity's assumption of the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement in connection with the Merger;

         WHEREAS, each Guarantor desires by this Supplemental Indenture to confirm that its Guarantee applies to the Surviving Entity's obligations under the Notes, the Indenture and the Registration Rights Agreement; and

         WHEREAS, all acts and things necessary have been done to make this Supplemental Indenture a valid agreement and supplemental to the Indenture in accordance with its terms.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Surviving Entity, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Assumption of Obligations of the Company. The Surviving Entity hereby assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement.

         3. Application of Guarantor's Guarantees to Surviving Entity's Obligations. Each Guarantor hereby confirms that its Guarantee applies to the Surviving Entity's obligations under the Notes, the Indenture and the Registration Rights Agreement.

         4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 2, 2004

                     SURVIVING ENTITY:

                     RENAL CARE GROUP, INC.


                     By:   /s/ David M. Dill
                           -----------------------------------------------------
                     Name: David M. Dill
                           -----------------------------------------------------
                     Title: Executive Vice President and Chief Financial Officer
                            ----------------------------------------------------



                     TRUSTEE:

                     WELLS FARGO BANK, N.A., successor in interest to WELLS
                           FARGO BANK MINNESOTA, N.A., as Trustee


                     By:   /s/ Michael T. Lechner
                           -----------------------------------------------------
                     Name: Michael T. Lechner
                           -----------------------------------------------------
                     Title: Assistant Vice President
                            ----------------------------------------------------


                     GUARANTORS:

                     NNA OF OKLAHOMA, INC., a Nevada corporation
                     NNA OF GEORGIA, INC., a Delaware corporation
                     NNA OF ALABAMA, INC., an Alabama corporation
                     NNA MANAGEMENT COMPANY OF KENTUCKY, INC., a Kentucky
                           corporation

                     By: National Nephrology Associates Management Company of
                         Texas, Inc., a Texas corporation, as its general
                         partner


                     By: /s/ David M. Dill
                         -------------------------------------------------------
                     Name: David M. Dill
                           -----------------------------------------------------
                     Title: Vice President
                            ----------------------------------------------------

                             NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY
                                   OF TEXAS, INC., a Texas corporation
                             NNA OF NEVADA, INC., a Nevada corporation
                             NATIONAL NEPHROLOGY ASSOCIATES CREDIT CORPORATION,
                                   a Tennessee corporation
                             NNA OF TOLEDO, INC., an Ohio corporation
                             NNA OF RHODE ISLAND, INC., a Rhode Island
                                   corporation
                             NNA PROPERTIES OF NEW JERSEY, INC., a New Jersey
                                   corporation
                             NNA MANAGEMENT COMPANY OF LOUISIANA, INC., a
                                   Louisiana corporation
                             RENEX CORP., a Florida corporation
                             RENEX MANAGEMENT SERVICES, INC., a Florida
                                   corporation
                             DIALYSIS SERVICES OF ATLANTA, INC., a Georgia
                                   corporation
                             RENEX DIALYSIS CLINIC OF PENN HILLS, INC., a
                                   Pennsylvania corporation
                             RENEX DIALYSIS CLINIC OF SHALER, INC., a
                                   Pennsylvania corporation
                             RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC., a
                                   Pennsylvania corporation
                             RENEX DIALYSIS CLINIC OF AMESBURY, INC., a
                                   Massachusetts corporation
                             RENEX DIALYSIS CLINIC OF NORTH ANDOVER, INC., a
                                   Massachusetts corporation
                             RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC., a
                                   Georgia corporation
                             RENEX DIALYSIS CLINIC OF CREVE COUER, INC., a
                                   Missouri corporation
                             RENEX DIALYSIS CLINIC OF ST. LOUIS, INC., a
                                   Missouri corporation

                             By: National Nephrology Associates Management
                                 Company of Texas, Inc., a Texas corporation,
                                 as its general partner

                             By: /s/ David M. Dill
                                 -----------------------------------------------
                             Name: David M. Dill
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------



                             RENEX DIALYSIS CLINIC OF BRIDGETON, INC., a
                                   Missouri corporation

                             RENEX DIALYSIS CLINIC OF UNION, INC., a Missouri
                                   corporation
                             RENEX DIALYSIS HOMECARE OF GREATER ST. LOUIS, INC.,
                                   a Missouri corporation
                             RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC., a
                                   Missouri corporation
                             RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC., a
                                   Missouri corporation
                             RENEX DIALYSIS FACILITIES, INC., a Mississippi
                                   corporation
                             RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC., a New
                                   Jersey corporation
                             RENEX DIALYSIS CLINIC OF ORANGE, INC., a New Jersey
                                   corporation
                             RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC., a
                                   Pennsylvania corporation
                             RENEX DIALYSIS CLINIC OF PITTSBURGH, INC., a
                                   Pennsylvania corporation
                             RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New
                                   Jersey corporation
                             RENEX DIALYSIS CLINIC OF TAMPA, INC., a Florida
                                   corporation

                             DIALYSIS ASSOCIATES, LLC, a Tennessee limited
                                   liability company

                             By: National Nephrology Associates, Inc., a
                                 Delaware corporation, as sole member


                             By: National Nephrology Associates Management
                                 Company of Texas, Inc., a Texas corporation,
                                 as its general partner


                             By: /s/ David M. Dill
                                 -----------------------------------------------
                             Name: David M. Dill
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------


                             DIALYSIS ASSOCIATES MEDICAL SUPPLY, LLC, a
                                   Tennessee limited liability company
                             By: National Nephrology Associates, Inc., a
                                 Delaware corporation, as sole member

                             NNA-SAINT BARNABAS, L.L.C., a New Jersey limited
                                 liability company
                             By: Renex Dialysis Clinic of Woodbury Inc., a
                                 Delaware corporation, as sole member

                             NNA SAINT BARNABAS - NEWARK, L.L.C., a New Jersey
                                 limited liability company
                             By: NNA-Saint Barnabas, LLC, a New Jersey limited
                                 liability company, as sole member

                             NNA OF OKLAHOMA, L.L.C., an Oklahoma limited
                                 liability company
                             By: NNA of Oklahoma, Inc., a Nevada corporation,
                                 as sole member

                             NNA OF LOUISIANA, LLC, a Louisiana limited
                                 liability company
                             By: NNA Management Company of Louisiana, Inc.,
                                 as sole member

                             DOYLESTOWN ACUTE RENAL SERVICES, L.L.C., a
                                 Pennsylvania limited liability company
                             By: Renex Dialysis Clinic of Doylestown, Inc., a
                                 Pennsylvania corporation, as sole member

                             NNA OF NEWARK, L.L.C., a New Jersey limited
                                 liability company
                             By: Renex Dialysis Clinic of Woodbury, Inc., a New
                                 Jersey corporation, as sole member
                             NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P., a
                                 Texas limited partnership

                             By: National Nephrology Associates Management
                                 Company of Texas, Inc., a Texas corporation,
                                 as its general partner

                             By: /s/ David M. Dill
                                 -----------------------------------------------
                             Name: David M. Dill
                                   ---------------------------------------------
                             Title: Vice President
                                    --------------------------------------------